Exhibit 4(d)

                              VODAFONE AIRTOUCH PLC

                        1999 EMPLOYEE STOCK PURCHASE PLAN

                    (Approved by shareholders on 24 May 1999)

                         May 1999 - Final Version


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                                TABLE OF CONTENTS
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                                                                           Page
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SECTION 1.  PURPOSE OF THE PLAN..............................................1

SECTION 2.  ADMINISTRATION OF THE PLAN.......................................1

SECTION 3.  ENROLLMENT AND PARTICIPATION.....................................1

SECTION 4.  EMPLOYEE CONTRIBUTIONS...........................................2

SECTION 5.  WITHDRAWAL FROM THE PLAN.........................................2

SECTION 6.  CHANGE IN EMPLOYMENT STATUS......................................3

SECTION 7.  PLAN ACCOUNTS AND PURCHASE OF SHARES.............................3

SECTION 8.  LIMITATIONS ON STOCK OWNERSHIP...................................4

SECTION 9.  RIGHTS NOT TRANSFERABLE..........................................5

SECTION 10.  NO RIGHTS AS AN EMPLOYEE........................................5

SECTION 11.  NO RIGHTS AS A STOCKHOLDER......................................5

SECTION 12.  STOCK OFFERED UNDER THE PLAN....................................5

SECTION 13.  AMENDMENT OR DISCONTINUANCE.....................................6

SECTION 14.  DEFINITIONS.....................................................7


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                              VODAFONE AIRTOUCH PLC

                        1999 EMPLOYEE STOCK PURCHASE PLAN


SECTION 1.  PURPOSE OF THE PLAN.
---------   -------------------

The Plan was approved by the Company's shareholders on 24 May 1999.

The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock in the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under section 423 of the Code. The Plan is a successor to the AirTouch Communications, Inc. Employee Stock Purchase Plan (the "Prior Plan") with the effect that the participation in this Plan of Eligible Employees who were participants in the Prior Plan shall continue uninterrupted following the last participation period in the Prior Plan.

SECTION 2.  ADMINISTRATION OF THE PLAN.
---------   --------------------------

(a) The Committee. The Plan shall be administered by the Committee. The interpretation and construction by the Committee of any provision of the Plan or of any right to purchase Stock granted under the Plan shall be conclusive and binding on all persons. The committee may delegate the administration of the Plan to such person or persons as it chooses.

(b) Rules and Forms. The Committee may adopt such rules and forms under the Plan as it considers appropriate.

SECTION 3.  ENROLLMENT AND PARTICIPATION.
---------   ----------------------------

(a) Participation Periods. While the Plan is in effect, there shall be four Participation Periods in each calendar year. The Participation Periods shall consist of calendar quarters, except that in the event of a `change in Control' of the Company, the last day of the Participation Period in which the change in Control would occur shall be accelerated to the last payday immediately preceding the change in Control.

(b) Enrollment. Any individual who, on the first day of a Participation Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Participation Period by executing the enrollment form prescribed for this purpose by the Committee. The enrollment form shall be filed with the Company at the prescribed location at least 15 days before the commencement of such Participation Period.

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(c)     Duration of Participation. Once enrolled, a Participant shall continue to participate in the Plan for each succeeding Participation Period until he or she ceases to be an Eligible Employee, withdraws from the Plan or reaches the end of the Participation Period in which he or she discontinued employee contributions under Section 4(d). A Participant who discontinued employee contributions under Section 4(d) or withdrew from the Plan under Section 5(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above. A Participant whose employee contributions were discontinued automatically under Section 8(b) shall automatically resume participation at the beginning of the next calendar year, if he or she then is an Eligible Employee.

SECTION 4.  EMPLOYEE CONTRIBUTIONS.
---------   ----------------------

(a) Frequency of Payroll Deductions. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall commence with the first payday in the Participation Period and shall continue on each subsequent payday during participation in the Plan.

(b) Amount of Payroll Deductions. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee's Compensation, but not less than 2% nor more than 25%. Compensation shall not be withheld in arrears.

(c) Changing Withholding Rate. If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing a new enrollment form with the Company at the prescribed location at least 15 days before the commencement of the Participation Period for which such change is to be effective.

(d) Discontinuing Payroll Deductions. If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form with the Company at the prescribed location. The discontinuance shall be effective as soon as reasonably practicable after such form has been received by the Company. In addition, employee contributions may be discontinued automatically pursuant to Section 8(b). A Participant who discontinues employee contributions under this Subsection (d) shall not resume such contributions during the same Participation Period.

SECTION 5.  WITHDRAWAL FROM THE PLAN.
---------   ------------------------

(a) Withdrawal. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location at least 15 days before the last day of a

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        Participation Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant's Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

(b) Re-Enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls for a subsequent Participation Period under Section 3(b).

SECTION 6.  CHANGE IN EMPLOYMENT STATUS.
---------   ---------------------------

(a) Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a). A transfer from one Participating Company to another shall not be treated as a termination of employment. The Committee shall have the sole and absolute discretion to determine whether a Participant's employment has terminated.

(b) Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute protects his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work. The Company shall determine which leaves count for this purpose.

(c) Death. In the event of the Participant's death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant's estate. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant's death.

SECTION 7.  PLAN ACCOUNTS AND PURCHASE OF SHARES.
---------   ------------------------------------

(a) Plan Accounts. The Company or a Subsidiary nominated by the company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant's Compensation under the Plan, such amount shall be credited to the Participant's Plan Account. No interest shall be credited to Plan Accounts.

(b) Purchase Price. The Purchase Price for each share of Stock shall be the lower of:

        (i) 85% of the Fair Market Value of Stock on the last trading day before the Participation Period commences; or

        (ii) 85% of the Fair Market Value of Stock on the last trading day in the Participation Period.

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(c)     Number of Shares Purchased. As of the last day of each Participation
        Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection
        (c), unless the Participant has withdrawn from the Plan under Sections 5 or 6. The amount then in the Participant's Plan Account shall be divided by the Purchase Price, and the number of whole shares that results shall be purchased from the Company with the funds in the Participant's Plan Account. The foregoing notwithstanding, no Participant shall purchase shares of Stock in excess of the amounts set forth in Section 12(a).

(d) Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during a Participation Period exceeds the maximum number of shares remaining available for issuance under Section 12(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

(e) Issuance of Stock. At a Participant's request, certificates representing the whole number of shares of Stock purchased by him or her shall be issued as soon as reasonably practicable after the close of the Participation Period. Absent a request from the Participant, shares purchased under the Plan shall be held for the Participant's benefit by a broker designated by the Company. Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

(f) Unused Cash Balances. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for shares which could not be purchased by reason of Subsection (c) above, Section 8 or Section 12(a) shall be refunded to the Participant in cash, without interest. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for a fractional share of Stock shall be carried over in the Participant's Plan Account to the next Participation Period unless the Participant has withdrawn from the Plan under Sections 5 or 6, in which event such amount shall be refunded to the Participant in cash, without interest.

SECTION 8.  LIMITATIONS ON STOCK OWNERSHIP.
---------   ------------------------------

(a) Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary of the Company. For purposes of this Subsection
        (a), ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code,

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        and each Participant shall be considered to own any stock that he or she has a right or option to purchase under this or any other plan.

(b) $25,000 Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant's rights to purchase stock under this and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company would accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined at the beginning of the applicable Participation Period) for each calendar year for which such right is outstanding at any time. For purposes of this Subsection (b), employee stock purchase plans not described in section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection
        (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued for the balance of the calendar year and resume at the beginning of the next calendar year (if he or she then is an Eligible Employee).

SECTION 9.  RIGHTS NOT TRANSFERABLE.
---------   -----------------------

The rights of any Participant under the Plan, or any Participant's interest in any Stock or moneys to which he or she may be entitled under the Plan, shall, during the Participant's lifetime, only be exercisable by the Participant and shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. Any attempted assignment in violation of this
Section 9 shall be void. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5(a).

SECTION 10.  NO RIGHTS AS AN EMPLOYEE.
----------   ------------------------

Nothing in the Plan shall be construed to give any person the right to remain in the employ of a Participating Company. Each Participating Company reserves the right to terminate the employment of any person at any time, with or without cause.

SECTION 11.  NO RIGHTS AS A STOCKHOLDER.
----------   --------------------------

A Participant shall have no rights as a stockholder with respect to any shares that he or she has purchased, or may have a right to purchase, under the Plan until the date of issuance of a stock certificate for such shares.

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SECTION 12.  STOCK OFFERED UNDER THE PLAN.
----------   ----------------------------

(a)     Authorized Shares.


        (i) The aggregate number of shares of Stock available for purchase under the Plan shall be 100 million, subject to adjustment pursuant to Section 12(b). Section 12 (a)(i) is subject to the further restrictions of Section 12(a), which cannot be used to increase this limit.

        (ii) The number of shares of Stock which may be allocated under the Plan on any day will not exceed 10% of the ordinary share capital of the Company in issue immediately before that day, when added to the total number of shares of Stock which have been allocated in the previous ten years under the Plan and any other employee share plan adopted by the Company.

        (iii) The number of shares of Stock which may be allocated under the Plan on any day will not exceed 5% of the ordinary share capital of the Company in issue immediately prior to that day, when added to the total number of shares of stock which have been allocated in the previous five years under the Plan and any other employee share plan adopted by the Company.

        (iv) Where the right to acquire shares of Stock was released or lapsed without being exercised the ordinary shares concerned will be ignored when calculating the limits in this Rule.

        (v) Allocate means in relation to any share option plan the placing of unissued shares of Stock under option and in relation to this plan and other types of employee share plan the issue and allotment of shares of Stock

(b) Anti-Dilution Adjustments. The aggregate number of shares of Stock offered under the Plan and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares, the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, or the distribution of the shares of a Subsidiary to the Company's stockholders.

(c) Reorganizations. In the event of a dissolution or liquidation of the Company, or a merger or consolidation to which the Company is a constituent corporation, the Plan shall terminate unless the plan of merger, consolidation or reorganization provides otherwise, and all amounts that have been withheld but not yet applied to purchase Stock hereunder shall be

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        refunded, without interest. The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 13.  AMENDMENT OR DISCONTINUANCE.
----------   ---------------------------

The Plan may be amended or terminated by resolution of the Board of Directors provided that no amendment which would be to the advantage of Participants may be made without prior approval of the Company in general meeting to the provisions relating to eligibility, overall limits, maximum individual entitlement or the adjustment of Awards following a variation of share capital, except for minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for participants or the Company or its subsidiaries.

SECTION 14.  DEFINITIONS.
----------   -----------

(a) "Board of Directors" means the Board of Directors of the Company, as constituted from time to time.

(b) "Code" means the Unites States Internal Revenue Code of 1986, as amended.

(c) "Committee" means a committee of the Board of Directors, consisting of one or more directors appointed by the Board of Directors.

(d)     "Company" means Vodafone AirTouch Plc.

(e) "Compensation" means the regular compensation paid in cash to a Participant by a Participating Company, plus amounts contributed by the Participant to this Plan or to other employee benefit or deferred-compensation plans (whether on a pre-tax or after-tax basis). Compensation shall include base salaries and wages, team awards, commissions and wage replacement payments but shall exclude other bonuses, incentive compensation, overtime pay, moving or relocation allowances, car allowances, imputed income attributable to cars or life insurance, taxable fringe benefits and similar items, all as determined by the Committee.

(f) "Control" has the meaning given to that expression in Section 840 of the Income and Corporation Taxes Act 1988.

(g)     "Eligible Employee" means:

               Any employee of a Participating Company who meets both of the following requirements:

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                      (A) His or her customary employment is for more than five
                          months per calendar year and for more than 20 hours per week; and

                      (B) He or she has been an employee of a Participating
                          Company for not less than six consecutive months.

        The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her.

(h) "Fair Market Value" means the market price of Stock, determined by the Committee as follows:

        (i) If the Stock is traded over-the-counter on the date in question but is not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the Nasdaq system for such date;

        (ii) If the Stock is traded over-the-counter on the date in question and is classified as a national market issue, then the Fair Market Value shall be equal to the last-transaction price quoted by the Nasdaq system for such date;

        (iii) If the Stock is traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

        (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

        Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

(i) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(j) "Participant" means an Eligible Employee who elects to participate in the Plan, as provided in Section 3(b).

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(k)     "Participating Company" means each Subsidiary designated from time to time by the Committee and listed on Schedule A attached hereto. An entity that becomes a Subsidiary after adoption of the Plan may be designated by the Committee as a Participating Company.

(k) "Participation Period" means a period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 3(a).

(l) "Plan" means this Vodafone AirTouch Plc1999 Employee Stock Purchase Plan, as amended from time to time.

(m) "Plan Account" means the account established for each Participant pursuant to Section 7(a).

(n) "Purchase Price" means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 7(b).

(o) "Retirement Plan" means the AirTouch Communications, Inc. Retirement Plan, as amended from time to time.

(p) "Stock" means the American Depositary Shares of the Company, unless the context requires otherwise.

(q) "Subsidiary" means a company which is both under the Control of the Company and a subsidiary of the Company within the meaning of Section 736 of the Companies Act 1985 and a subsidiary of the Company within the meaning of Section 424 of the Code.


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                                   SCHEDULE A

                                           EFFECTIVE DATE OF
NAME OF PARTICIPATING COMPANY*             PARTICIPATION
-----------------------------              -----------------


AirTouch Cellular                          Date of closing of the Merger

AirTouch Communications, Inc.

AirTouch International

AirTouch Paging

Airtouch PCS, Inc

AirTouch Cellular, Inc



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*         An individual employed by a Participating Company is not considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her. The Company determines to whom the preceding sentence applies.